Exhibit 99.1

FDA Approves BriaCell’s Pivotal Registrational Study Design in Advanced Metastatic Breast Cancer

PHILADELPHIA, PA and VANCOUVER, British Columbia, June 27, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage immunotherapy company driven to fight cancer and improve patients’ lives, announces that it has received approval from FDA on its pivotal registrational study design for Bria-IMT™ in combination with a checkpoint inhibitor in advanced metastatic breast cancer.

FDA has approved the study design, the primary and secondary endpoints, and patient population in BriaCell’s upcoming pivotal registration clinical study. The study will include advanced metastatic breast cancer patients who have exhausted all other treatment options.

The trial will be a randomized, open-label study comparing the Bria-IMT™ combination regimen with an immune check point inhibitor in one arm with treatment of physicians’ choice in another arm in advanced metastatic breast cancer. A third smaller arm with the Bria-IMT™ regimen alone will be included in the study to address FDA’s combination drug assessment requirements. Upon achieving statistically significant milestones, BriaCell may apply for full approval of the Bria-IMT™ combination regimen following the Biologics Licensing Application (BLA) filing process.

“FDA approval of our study design represents a major milestone towards our goal of making a huge impact in the lives of advanced metastatic breast cancer patients who have failed currently approved therapies,” stated Dr. William V. Williams, BriaCell’s President and CEO.

“We are extremely grateful that the FDA Office of Oncologic Diseases has approved our strategy and has provided us with a route to accelerate the development of our novel immunotherapy in this difficult-to-treat patient population. A successful study may significantly transform the approach to treat advanced breast cancer,” added Dr. Giuseppe Del Priore, BriaCell’s Chief Medical Officer. “We are working closely with FDA to further accelerate the development of our lead candidate and eventual market authorization.”

Patient recruitment and dosing will commence in summer 2023.

About BriaCell Therapeutics Corp.

BriaCell is a clinical stage immunotherapy company developing novel treatments that boost the ability of the body’s own cancer fighting cells to destroy cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including in relation to (i) the possibility of accelerated approval, (ii) eligibility of the Bria-IMT™ combination regimen with a checkpoint inhibitor for BLA filing, (iii) the ability of the study to achieve statistically significant improvement in patient survival compared with treatment of physicians’ choice, (iv) eventual market authorization for BriaCell’s lead candidate, and (v) the timing of patient recruitment and dosing are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO
1-888-485-6340
info@briacell.com

Media Relations:

Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com

Investor Relations Contact:

CORE IR
investors@briacell.com